UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 27, 2015

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina 28211

(Address of principal executive offices) (Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 27, 2015, Coca-Cola Bottling Co. Consolidated (the “Company”) exercised the accordion loan feature of the five-year unsecured amended and restated revolving credit agreement the Company previously entered into on October 16, 2014 with the lenders named therein, JPMorgan Chase Bank, N.A., as issuing lender and administrative agent, Citibank, N.A. and Wells Fargo Bank, National Association, as co-syndication agents, and Branch Banking and Trust Company, as documentation agent. (the “Credit Agreement”). In connection with the exercise of such accordion loan feature, the Company entered into a Joinder and Commitment Increase Agreement (the “Commitment Increase Agreement”) with certain lenders, and JPMorgan Chase Bank, N.A., as administrative agent, thereby increasing the aggregate revolving credit commitments under the Credit Agreement by $100 million, from $350 million to $450 million. After giving effect to such increase, the amount by which the revolving credit commitments may be further increased pursuant to the Credit Agreement has been reduced to zero.

As of the date hereof, there are approximately $280 million of loans outstanding under the Credit Agreement. The Company will borrow an additional $20 million under the Credit Agreement at or about the time of the closings of (i) the previously disclosed Asset Purchase Agreement entered into by the Company with Coca-Cola Refreshments USA, Inc., a wholly owned subsidiary of The Coca-Cola Company (“CCR”) for the Paducah and Pikeville, Kentucky territories currently served by CCR and (ii) the previously disclosed Asset Exchange Agreement involving the exchange of the Company’s territory in Jackson, Tennessee for territory currently served by CCR in Lexington, Kentucky, both of which closings are scheduled to occur on or about May 1, 2015.

Certain parties to the Credit Agreement and the Commitment Increase Agreement and certain of their respective affiliates have performed in the past, and may from time to time perform in the future, banking, investment banking and other advisory services for the Company and its affiliates for which they have received, and/or will receive, customary fees and expenses.

The foregoing description of the Commitment Increase Agreement does not purport to be complete and is qualified in its entirety by the contents of such agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item and included in Item 1.01 above is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description	Incorporated By Reference To

10.1	Joinder and Commitment Increase Agreement dated as of April 27, 2015 by and among Coca-Cola Bottling Co. Consolidated, a Delaware corporation, certain Lenders identified on the signature pages thereof, and JPMorgan Chase Bank, N.A, as Administrative Agent.	Filed herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED
(REGISTRANT)

Date: April 28, 2015	By:	/s/ James E. Harris
James E. Harris
Senior Vice President, Shared Services and Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Event Reported:	Commission File No:
April 27, 2015	0-9286

COCA-COLA BOTTLING CO. CONSOLIDATED

EXHIBIT INDEX

Exhibit No.	Description	Incorporated By Reference To
10.1	Joinder and Commitment Increase Agreement dated as of April 27, 2015 by and among Coca-Cola Bottling Co. Consolidated, a Delaware corporation, certain Lenders identified on the signature pages thereof, and JPMorgan Chase Bank, N.A, as Administrative Agent.	Filed herewith.